UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 20, 2010 (April 20, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(Address of principal executive offices, including zip code)

voice:  (713) 353-9400
fax:  (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2010, Hyperdynamics Corporation (the “Company”) entered into a placement agency agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of 8,076,925 shares of the Company’s common stock and warrants to purchase up to 2,826,923 shares of the Company’s common stock in a registered direct public offering.  The Company has agreed to pay the Placement Agent an aggregate fee (the “Placement Agent Fee”) equal to 6% of the gross proceeds received in the offering.  The Company has also agreed to issue the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 161,539 shares of our common stock at an exercise price of $1.58 per share. The Company has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount equal to 1.0% of the gross proceeds received by the Company in the offering. The Company has agreed to pay the Placement Agent additional Placement Agent Fees and Placement Agent Warrants with respect to any subsequent capital-raising transaction the Company consummates with any investor that participated in this offering during the six month period following the expiration or termination of the placement agency agreement.

Also on April 20, 2010, the Company entered into a securities purchase agreement  pursuant to which the Company agreed to sell an aggregate of 8,076,925 shares of its common stock and warrants to purchase a total of 2,826,923 shares of its common stock to institutional investors for gross proceeds of approximately $10.5 million.  The purchase price of a share of common stock and warrant is $1.30.  Subject to certain ownership limitations, the warrants are exercisable 181 days following the closing date of the offering. Warrants to purchase 807,692 shares of common stock will expire one year following the initial exercise date.  Warrants to purchase 2,019,231 shares of common stock will expire five years following the initial exercise date. The warrants will have an exercise price of $1.58.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $9.8 million.  The offering is expected to close on or about April 23, 2010.  After giving effect to the offering, the Company will have 104,102,546 shares of common stock outstanding.

The common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on April 20, 2010, the shelf registration statement on Form S-3 (File No. 333-148287), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2008, and the registration statement on Form S-3 (File No. 333-166170) filed with the SEC on April 19, 2010 pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The description of terms and conditions of the placement agent agreement, the form of warrant and securities purchase agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of the placement agent agreement and securities purchase agreement, which are attached hereto as Exhibit 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

The legal opinion of Patton Boggs LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On April 20, 2010, we issued a press release entitled, “Hyperdynamics to Raise $10.5 Million in Registered Direct Offering”.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 1.1	Placement Agency Agreement, dated April 20, 2010, by and between Hyperdynamics Corporation and Rodman & Renshaw, LLC.

Exhibit 4.1	Form of Common Stock Purchase Warrant to be issued by Hyperdynamics Corporation to the investors in the offering.

Exhibit 5.1	Opinion of Patton Boggs LLP.

Exhibit 10.1	Form of Securities Purchase Agreement, dated April 20, 2010, by and between Hyperdynamics Corporation and the investors in the offering.

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated April 20, 2010 entitled “Hyperdynamics to Raise $10.5 Million in Registered Direct Offering”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	April 20, 2010	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Placement Agency Agreement, dated April 20, 2010, by and between Hyperdynamics Corporation and Rodman & Renshaw, LLC.

Exhibit 4.1	Form of Common Stock Purchase Warrant to be issued by Hyperdynamics Corporation to the investors in the offering.

Exhibit 5.1	Opinion of Patton Boggs LLP.

Exhibit 10.1	Form of Securities Purchase Agreement, dated April 20, 2010, by and between Hyperdynamics Corporation and the investors in the offering.

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated April 20, 2010 entitled “Hyperdynamics to Raise $10.5 Million in Registered Direct Offering”.